Exhibit 10.6

Execution Version

January 31, 2022

PRIVATE UNIT SUBSCRIPTION AGREEMENT

BETWEEN THE REGISTRANT AND MAXIM GROUP LLC

Blue World Acquisition Corporation

244 Fifth Avenue, Suite B-88

New York, NY 10001

Ladies and Gentlemen:

Blue World Acquisition Corporation (the “Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (“Registration Statement”).

The undersigned hereby commits that it will purchase 40,000 units (or up to 46,000 units if the over-allotment option is exercised in full by Maxim Group LLC) of the Company (“Private Units”), each Private Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-half of one redeemable warrant with each whole warrant to acquire one Class A Ordinary Share (the “Warrants”), and one right to receive one-tenth (1/10) of one Class A Ordinary Share (each a “Right”), at $10.00 per Private Unit, for a purchase price of $400,000 (or up to $460,000 if the over-allotment option is exercised in full by Maxim Group LLC) (the “Private Unit Purchase Price”).

The consummation of the issuance of the Private Units shall occur simultaneously with the consummation of the IPO. Simultaneously with the consummation of the IPO, the Company shall deposit the Private Unit Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public shareholders as described in the Registration Statement. If the Company does not complete the IPO within ten (10) days from the date of this letter, the Private Unit Purchase Price (without interest or deduction) will be returned to the undersigned.

The Private Units will be identical to the units to be sold by the Company in the IPO. Additionally, the undersigned agrees:

●	to vote the Class A Ordinary Shares included in the Private Units in favor of any proposed Business Combination;

●	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s Class A Ordinary Shares sold in the IPO if the Company does not complete an initial Business Combination within 12 months from the closing of the IPO (or up to 21 months, as applicable), unless the Company provides the holders of Class A Ordinary Shares sold in the IPO with the opportunity to redeem their Class A Ordinary Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Fund, including interest earned on Trust Fund and not previously released to the Company to pay the Company’s franchise and income taxes, divided by the number of then outstanding Class A Ordinary Shares sold in the IPO;

●	not to convert any Class A Ordinary Shares included in the Private Units into the right to receive cash from the Trust Fund in connection with a shareholder vote to approve either a Business Combination or an amendment to the provisions of the Company’s Amended and Restated Memorandum and Articles of Association, and not to tender the Private Units in connection with a tender offer conducted prior to the closing of a Business Combination;

●	the undersigned will not participate in any liquidation distribution with respect to the Private Units (but will participate in liquidation distributions with respect to any units or Class A Ordinary Shares purchased by the undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination;

●	the Private Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

Further, the undersigned agrees that its Private Units, and any underlying securities are not transferable or salable until the completion of the Company’s initial Business Combination, except in each case (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any affiliate of the undersigned, any members of the undersigned, or any of their affiliates, officers, directors, direct and indirect equity holders, (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of the Company’s initial Business Combination; or (g) by virtue of the laws of Cayman Islands or the undersigned’s limited liability company agreement upon dissolution of the undersigned, provided, however, that in the case of clauses (a) through (e), or (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

The undersigned acknowledges and agrees that the purchaser of the Private Units will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned. In addition, the undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to the undersigned’s Class A Ordinary Shares underlying the Private Units and the 40,000 Class A Ordinary Shares issued as the representative shares in connection with the IPO (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Fund with respect to any Warrants or Rights underlying the Private Units, all of which will terminate on the Company’s liquidation.

The undersigned further acknowledges and agrees that the Placement Units and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(g) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO, subject to FINRA Rule 5110(g)(1). Additionally, the Placement Units and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period following the effective date of the Registration Statement except to any underwriter or selected dealer participating in the IPO and the bona fide officers or partners of the undersigned and any such participating underwriter or selected dealer. Additionally, the Placement Units and their component parts and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales in the IPO. Additionally, the undersigned may not exercise demand or piggyback rights with respect to the Placement Units and their components parts after five (5) and seven (7) years, respectively, from the effective date of the Registration Statement and may not exercise demand rights on more than one occasion.

The undersigned hereby represents and warrants that:

(a)	it has been advised that the Private Units have not been registered under the Securities Act;

(b)	it will be acquiring the Private Units for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Units in violation of the securities laws of the United States;

(d)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(e)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(f)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(g)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

This letter agreement constitutes the entire agreement between the undersigned and the Company with respect to the purchase of the Private Units, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

[signature page follows]

Very truly yours,
Maxim Group LLC

By:	/s/ Clifford A. Teller
Name:	Clifford A. Teller
Title:	Executive Managing Director, Head of Investment Banking

Accepted and Agreed:

Blue World Acquisition Corporation

By:	/s/ Liang Shi
	Name:	Liang Shi
	Title:	Chief Executive Officer

[signature page to subscription agreement with Maxim – Blue World Acquisition Corporation]